UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 15, 2017
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive
Madison, WI 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 15, 2017, Mr. Chad J. Kolean gave notice to Cellectar Biosciences, Inc. (the "Company") of his resignation as Vice President, Chief Financial Officer and Treasurer of the Company, effective September 5, 2017. The Company appointed Mr. John P. Hamill as Interim Chief Financial Officer of the Company.

In connection with his resignation, Mr. Kolean acknowledged that his resignation did not result from any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates or judgments.

Mr. Hamill previously served as the Chief Executive Officer and Chief Financial Officer of NephroGenex from 2014 to 2017. Prior to that he served as Co-President and Chief Financial Officer of Savient Pharmaceuticals, Inc. from 2013 to 2014 and as Senior Vice President and Chief Financial Officer of Savient from 2012 to 2013. Mr. Hamill has also served as a financial consultant for various private companies. From 2001 until 2009, Mr. Hamill worked for PharmaNet Development Group, Inc., where he served as Executive Vice President and Chief Financial Officer from 2006 until 2009.

Mr. Hamill has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 18, 2017, the Company entered into a consulting agreement with Ashton Tweed, Ltd., LLC (“Ashton Tweed”), pursuant to which the Company engaged Ashton Tweed to serve as an independent consultant for the purpose of providing the Company with certain support services, including the services to be provided by Mr. Hamill as the Company’s Interim Chief Financial Officer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2017	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Chad J. Kolean
Name: Chad J. Kolean
Title: Vice President and Chief Financial Officer

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